EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                       OF

                        AMERIRESOURCE TECHNOLOGIES, INC.

1.                Tomahawk Construction, Inc. was incorporated in Missouri.

2.                The Travel  Agent's  Hotel  Guide,  Inc. was  incorporated  in
                  Nevada.

3.                The Crestwood  Management  Company,  Inc. was  incorporated in
                  Delaware.

4.                The Crestwood Villas, Inc. was incorporated in Delaware.